                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES        Page 1 of 2
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)

                                                As of               As of
                                           November 30, 1993    May 31, 1993
                                           -----------------   ----------------
ASSETS
Current Assets
- - --------------
Cash and cash equivalents                       $10,070,072        $16,498,958
Accounts receivable, net of allowance for
  doubtful accounts of $917,000
  and $717,000, respectively                     40,577,293         38,134,965
Other current assets                              7,743,984          4,095,159
                                           ----------------   ----------------

              Total Current Assets               58,391,349         58,729,082
                                           ----------------   ----------------

Property, Plant and Equipment, at cost
- - --------------------------------------
Gas gathering and compression equipment          18,172,678          6,065,017
Developed oil and gas leaseholds                  2,131,266          2,130,949
Gas processing plant                              2,869,853          1,515,370
Storage well surface equipment                    2,630,559              -
Furniture and equipment                           1,353,716          1,165,163
Construction in progress                            523,548            849,652
                                           ----------------   ----------------
                                                 27,681,620         11,726,151

Less accumulated depreciation and
  depletion                                      (4,108,952)        (1,932,889)
                                           ----------------   ----------------

              Net Property, Plant and
                Equipment                        23,572,668          9,793,262
                                           ----------------   ----------------

Other Assets
- - ------------
Cost in excess of fair market value of
  net assets acquired, net of accumulated
  amortization of $441,495
  and $342,638, respectively                      3,259,776          3,358,633
Investments in joint venture partnerships           206,396          4,050,834
Notes receivable from related parties               267,000            499,000
Base gas for storage facility                     2,148,057              -
Other long-term assets                            1,649,780          1,387,278
                                           ----------------   ----------------

              Total Other Assets                  7,531,009          9,295,745
                                           ----------------   ----------------

TOTAL ASSETS                                    $89,495,026        $77,818,089
                                           ================   ================

                 The accompanying notes are an integral part
               of these condensed consolidated balance sheets.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (Unaudited)

                                            As of                   As of
                                        November 30, 1993       May 31, 1993
                                        ----------------     -----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
- - -------------------
Accounts payable                             $48,635,204           $49,196,862
Accrued liabilities                            1,238,690             1,301,664
Accrued gas purchase costs                     2,015,951               318,131
Current portion of unearned revenue              972,668                -
                                        ----------------     -----------------

             Total Current Liabilities        52,862,513            50,816,657
                                        ----------------     -----------------
Convertible Senior Subordinated Notes
   Payable                                    10,000,000            10,000,000
                                        ----------------     -----------------
Notes Payable                                    103,000                -
                                        ----------------     -----------------
Unearned Revenue, net of current
   portion                                     1,077,373                -
                                        ----------------     -----------------
Deferred Income Taxes Payable                    628,124               551,486
                                        ----------------     -----------------
Minority Interest                              6,875,791                -
                                        ----------------     -----------------
Contingency  (Note 8)

Stockholders' Equity
- - --------------------
Common stock                                      82,038                81,431
Additional paid-in capital                     5,798,928             5,700,139
Retained earnings                             14,606,870            13,431,577
Deferred compensation                           (420,891)             (644,481)
                                        ----------------     -----------------
                                              20,066,945            18,568,666

Less treasury stock                           (2,118,720)           (2,118,720)
                                        ----------------     -----------------
              Total Stockholders'
                Equity                        17,948,225            16,449,946
                                        ----------------     -----------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                       $89,495,026           $77,818,089
                                        ================     =================


                The accompanying notes are an integral part
               of these condensed consolidated balance sheets.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (Unaudited)

                                           For the Three Months Ended     For the Six Months Ended
                                           --------------------------    --------------------------
                                           November 30,   November 30,    November 30,    November 30,
                                              1993           1992            1993            1992
                                           ------------   ------------    ------------   -------------
Revenues
- - --------
Gas sales                                   $84,610,990    $90,289,549    $151,926,871   $155,083,258
Gathering and processing                      3,956,109      2,614,123       6,889,869      4,791,474
Storage services                                672,842        -             1,224,152         -
Agency service fees                             340,475        651,421         586,843       1,138,063
Oil and gas sales from leaseholds               177,335        349,613         321,609         652,689
Interest and other income                        90,256         47,282         198,838         108,095
                                           ------------   ------------    ------------   -------------
             Total Revenues                  89,848,007     93,951,988     161,148,182     161,773,579
                                           ------------   ------------    ------------   -------------

Expenses
- - --------
Cost of purchased gas                        81,692,806     87,404,993     147,529,964     149,960,380
Gathering and processing                      3,285,594      2,183,936       5,733,732       4,091,427
Storage operations                              172,830         -              382,676          -
Oil and gas leaseholds                           90,910        107,453         194,046         198,811
Selling, general and administrative           1,826,050      1,889,417       3,180,074       3,401,851
Depreciation, depletion and amortization        727,476        374,667       1,255,354         758,360
Interest                                        244,155         71,224         469,155         111,002
Provision for doubtful accounts                 200,000          -             200,000          -
                                           ------------   ------------    ------------   -------------
Total Expenses                               88,239,821     92,031,690     158,945,001     158,521,831
                                           ------------   ------------    ------------   -------------

Income before income taxes and
   minority interest                          1,608,186      1,920,298       2,203,181       3,251,748

Provision for income taxes                      609,102        802,691         849,456       1,355,042

Minority interest in earnings                   134,894          -             178,432           -
                                           ------------   ------------    ------------   -------------
Net income                                     $864,190     $1,117,607      $1,175,293      $1,896,706
                                           ============   ============    ============   =============
Net income per common share                       $0.14          $0.17           $0.19           $0.29
                                           ============   ============    ============   =============
Weighted average common
   shares outstanding                         6,345,066      6,453,570       6,343,100       6,468,714
                                           ============   ============    ============   =============

                  The accompanying notes are an integral part of these condensed consolidated statements.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (Unaudited)

                                                                        For the Six Months Ended
                                                               November 30, 1993         November 30, 1992
                                                               -----------------         -----------------
Net cash (used in) provided by operating activities                 ($1,381,116)                $5,189,815
                                                               -----------------         -----------------
Purchase of additional interest in GQ Joint Venture,
   net of cash acquired                                              (1,117,000)                   --
Purchase of additional interest in Richfield Gas Storage
   System, net of cash acquired                                         (99,522)                   --
Acquisition of property, plant and equipment                         (3,668,558)                (2,908,011)
Principal payments received on notes from related parties               232,000                   (748,991)
                                                               -----------------         -----------------
Net cash used in investing activities                                (4,653,080)                (3,657,002)
                                                               -----------------         -----------------

Principal payments on notes payable                                    (394,690)                   --
Net borrowings under line of credit                                     --                       2,000,000
Purchase of treasury stock                                              --                      (1,912,276)
Other financing activities                                              --                        (720,715)
                                                               -----------------         -----------------
Net cash used in financing activities                                  (394,690)                  (632,991)
                                                               -----------------         -----------------
Net (decrease) increase in cash and cash equivalents                 (6,428,886)                   899,822

Cash and cash equivalents at beginning of period                     16,498,958                  4,931,763
                                                               -----------------         -----------------
Cash and cash equivalents at end of period                          $10,070,072                 $5,831,585
                                                               =================         =================

Supplemental disclosures of cash flow information:
   Cash paid during the period for --

          Interest                                                     $431,655                   $104,682
          Income taxes                                                 $684,926                 $1,647,387

Supplemental disclosure of noncash investing and financing activities:

During the six months ended November 30, 1993, the Company assumed an obligation to Richfield for $209,096 in connection with the acquisition of an additional three percent interest in Richfield from a minority interest owner.

During the six months ended November 30, 1993, the Company assumed $685,000 of liabilities in connection with the acquisition of the remaining interest in GQ.

                 The accompanying notes are an integral part of these condensed consolidated statements.

                  GRAND VALLEY GAS COMPANY AND SUBSIDIARIES

            Notes to Condensed Consolidated Financial Statements

                                 (Unaudited)

1. Description of Business and Operations
   --------------------------------------

The consolidated financial statements include the accounts of Grand Valley Gas Company and its direct and indirect wholly-owned subsidiaries (Grand Valley Gathering Company, Centennial Storage Corporation, GV Power Corporation and Mesquite Pipeline Company) and an indirect majority-owned joint venture (Richfield Gas Storage System)("Richfield"). Collectively, these entities are referred to as the "Company". On July 1, 1993, Centennial Storage Corporation acquired an additional interest in Richfield bringing total ownership to 51.5 percent. On October 21, 1993, Grand Valley Gathering Company acquired all remaining interests in GQ Joint Venture ("GQ") retroactively effective to July 1, 1993. As a result, the accounts of Richfield and GQ have been consolidated with the Company's financial statements as of July 1, 1993.

The Company is primarily engaged in natural gas marketing. The Company also owns natural gas gathering, processing, and storage facilities and interests in developed oil and gas leaseholds.

The Company has a 37 percent ownership interest in the Tecumseh joint venture partnership. The investment in this joint venture partnership is accounted for using the equity method.


2. Financial Statements
   --------------------

The accompanying condensed consolidated balance sheet as of November 30, 1993, and the condensed consolidated statements of income and cash flows for the three and six months ended November 30, 1993 and 1992 have been prepared by the Company, and are not audited. In the opinion of management, all adjustments necessary for fair presentation have been included. These financial statements are condensed and therefore, do not include all disclosures normally required by generally accepted accounting principles.

These statements should be read in conjunction with the Company's annual financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended May 31, 1993. The accompanying consolidated financial statements are not necessarily indicative of the results to be generated for the remainder of fiscal year 1994.

3. Net Income Per Common Share
   ---------------------------

Net income per common share is calculated based on the weighted average number of common shares and common equivalent shares outstanding during the periods. Common equivalent shares consist of certain stock options which have a dilutive effect when applying the treasury stock method.

Primary and fully diluted net income per common share are essentially the same.

4. Stock Options and Incentive Stock Awards
   ----------------------------------------

During the six months ended November 30, 1993, the Company granted to certain employees qualified stock options to purchase a total of 125,000 common shares. These options are exercisable at prices ranging from $5.25 to $6.00 per share, which prices were equivalent to the quoted market price of the Company's stock on the grant dates.

During the six months ended November 30, 1993, the Company granted 16,840 shares of common stock to directors and employees which resulted in $107,000 of compensation to be expensed over the applicable service period.

During the six months ended November 30, 1993, options to purchase 31,681 shares were exercised at a price of $.0125.

During the six months ended November 30, 1992, the Company issued to certain employees qualified stock options to purchase a total of 16,800 common shares exercisable at prices ranging from $8.50 to $8.625 per share, which prices were equivalent to the quoted market price of the Company's stock on the grant dates.

During the six months ended November 30, 1992, options to purchase 42,800 common shares were exercised at prices ranging from $.0125 to $1.00 per share.

During the six months ended November 30, 1992, the Company granted 4,006 shares of common stock to directors, officers and employees, which resulted in $37,000 of compensation to be expensed over the applicable service period.

5. Reclassifications
   -----------------

Certain reclassifications have been made to the prior period's condensed consolidated financial statements to conform with the current period's presentation. These reclassifications had no effect on net income, total assets, total liabilities or stockholders' equity.


6. Income Taxes
   ------------

For the six months ended November 30, 1993 and 1992,the Company provided for income taxes based upon the estimated annualized effective tax rate.

Effective June 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for income Taxes" ("SFAS NO. 109"}. The adoption of SFAS NO. 109 had no effect on pretax income or net for the six months ended November 30, 1993. The Company has classified the net current and noncurrent deferred tax assets and liabilities in accordance with SFAS No. 109 which at November 30, 1993 included a current deferred tax asset of $408,643 and a defferred tax liability of $628,124.

The components of and the changes in the net deferred tax assets and liabilities for the six months ended November 30, 1993 are as follows:

                                         Deferred
                                     June 1,     (Expense)   November 30,
Deferred tax assets:                  1993        Benefit        1993
                                     --------    ---------     --------
  Allowance for doubtful accounts    $272,460    $ 76,000      $348,460
  Stock options                       346,505    (253,021)       93,484
  Gas contract reserve                102,600     (76,177)       26,423
  Joint venture investments            62,359      107,229      169,588
  Other asset                          29,961        3,800       33,761
                                     --------    ---------     --------

Total deferred tax assets             813,885    (142,169)      671,716
                                     --------    ---------     --------
Deferred tax liabilities:
  Deprecition and depletion          (591,269)   (122,841)     (741,110)
  Other                              (177,088)        --       (177,087)
                                     --------    ---------     --------

Total deferred tax liabilities       (768,356)   (122,841)     (891,197)
                                     --------    ---------     --------

Net deferred tax asset (liability)   $ 45,529   $(265,010)   $(219,481)
                                     ========    =========     ========

7.  Acquisitions
    ------------

On July 1, 1993, the Company increased its ownership in Richfield from 48.5 percent to 51.5 percent. The Company paid $100,000 in cash and assumed an obligation to Richfield for $209,096. The accounts of Richfield have been consolidated with those of the Company since July 1, 1993. Prior to that time, the investment in Richfield was accounted for under the equity method.

On October 21, 1993, the Company acquired all remaining interests (78.52%) in GQ retroactively effective to July 1, 1993. The Company paid $1,117,000 in cash and assumed $685,000 of liabilities. The purchase price of $1,802,000 was allocated to the assets acquired based on their relative fair market values. As a result of this acquisition, the partnership was terminated and the operations of GQ have been consolidated with those of the Company since July 1, 1993. In consolidation, the investment in GQ of $104,000 was eliminated with gross assets and liabilities recorded as follows:

                    Current Assets            $  423,000
                    Net Fixed Assets           1,671,000
                    Current Liabilities          143,000
                    Non-current Liabilities      730,000

8.  Contingency
    -----------

The Company has contracted for firm transportation capacity of 12,560 MMBtu per day on the interstate pipeline operated by Northwest Pipeline Corporation ("Northwest"). This transportation commitment was obtained in conjuction with an expansion of Northwest's existing facilities.

In a June 1992 order authorizing the Northwest expansion, the Federal Energy Regulatory Commission ("FERC") stipulated that the mechanism for establishing transportation rates on the expansion capacity would be based on "rolled-in" rate base treatment. This treatment would require the cost of the expansion and additional operating costs to be accumulated with those of the preexisting facilities to establish a blended cost of service for all shippers. The FERC further stipulated that Northwest must provide a showing in its next general rate case that would substantiate the applicability of "rolled-in" rate treatment to Northwest's specific circumstance.

Northwest established transportation rates, subject to refund, pursuant to its general rate case filed on October 1, 1992, that became effective on April 1, 1993. Several parties, primarily natural gas producers with production in the San Juan Basin of New Mexico, intervened in the rate case proceedings opposing the "rolled-in" rate treatment on the bases that (1) Northwest had failed to make a proper showing as to the applicability of this treatment, and (2) "rolled-in" treatment provides a subsidy by traditional shippers to those shippers obtaining the newer expansion capacity. Additionally, the staff of the FERC took the position that Northwest failed to substantiate the applicability of "rolled-in" rate treatment to its specific circumstance.

Settlement conferences were convened in the months of May, July, August and September of 1993 in an attempt to settle the rate case. The staff of the FERC stated during these settlement conferences that the FERC would not oppose a settlement that included rolled-in rates as long as no intervening party objected. Additionally, the intervening San Juan Basin natural gas producers withdrew their entire testimony opposing "rolled-in" treatment.

Nonetheless, the parties in the rate case failed to reach a settlement and the case went to hearing on September 28, 1993 and concluded November 10, 1993. The FERC will make a decision as to the appropriate rate design for the Northwest system expansion based on the outcome of this hearing and will determine whether the rate treatment will be applied retroactively or prospectively. It is expected this decision will be made in late calendar 1994 or early calendar 1995.

Management believes that it is probable that a "rolled-in" rate design will ultimately be approved with no adverse impact to the Company. The financial impact of an unfavorable rate determination by the FERC would depend on whether the resulting rates are applied retroactively or prospectively. In the event that the FERC were to rule against "rolled-in" rate treatment and take what appears to be unprecedented action to apply this type of ruling retroactively, management estimates that additional expense would approximate $50,000 to $80,000 per month for the period April 1, 1993 (inception of the contract) through November 30, 1993.

9.  Line of Credit
    --------------

On September 24, 1993, the Company increased its line of credit facility with the First National Bank of Boston from $15 to $20 million. The line of credit provides working capital funding capacity of $15 million and interim funding capacity for capital expenditures of $5 million.